   As filed with the Securities and Exchange Commission on September 6, 1996


                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 _____________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _____________

                             CAMPBELL SOUP COMPANY
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                                      21-0419870
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                CAMPBELL PLACE
                        CAMDEN, NEW JERSEY  08103-1799
                                (609) 342-4800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 _____________

                                John M. Coleman
                 Senior Vice President - Law and Public Affairs
                                 Campbell Place
                         Camden, New Jersey  08103-1799
                                 (609) 342-4800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 _____________

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                                 ____________


                               CALCULATION OF REGISTRATION FEE
================================================================================

      TITLE OF          AMOUNT            PROPOSED            PROPOSED         AMOUNT OF
    EACH CLASS OF        TO BE            MAXIMUM             MAXIMUM        REGISTRATION
    SECURITIES TO   REGISTERED/(1)/   AGGREGATE PRICE        AGGREGATE           FEE
    BE REGISTERED                        PER UNIT/(2)/    OFFERING PRICE/(2)/
- -------------------------------------------------------------------------------------------
Debt Securities      $1,000,000,000           100%           $1,000,000,000       $344,828
- -------------------------------------------------------------------------------------------

     (1) Or, if any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price equivalent to $1,000,000,000 at the time of the initial offering, or (ii) at original issue discount, such greater amount as shall result in aggregate proceeds to the Registrant of $1,000,000,000.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                Subject to Completion, dated  September 6, 1996



PROSPECTUS
- ----------


                             CAMPBELL SOUP COMPANY


                                Debt Securities

                            _____________________

        Campbell Soup Company (the "Company") may offer, from time to time, debt securities consisting of debentures, notes and/or other unsecured evidence of indebtedness (the "Debt Securities") at an aggregate initial offering price not to exceed $1,000,000,000, or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of the offering, on terms to be determined by the Company at the time of sale. When a particular series of Debt Securities is offered (the "Offered Debt Securities"), a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth the terms of such Offered Debt Securities, including, if applicable, the specific designation, aggregate principal amount, denominations, currency, purchase price, maturity, rate (which may be fixed or variable) and time of payment of interest, redemption terms and any listing on a securities exchange of the Offered Debt Securities.

        The Debt Securities of a series may be issued in registered or bearer form or both. In addition, all or a portion of the Debt Securities of a series may be issued in temporary or permanent global form and may be issued as book-entry securities ("Book-Entry Securities"). Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. The Prospectus Supplement will specify whether the Offered Debt Securities will be issued in registered, bearer, global and/or Book-Entry form.

                                ______________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 _____________


     The Offered Debt Securities may be sold directly, through agents designated from time to time or through underwriters or dealers, which may be a group of underwriters represented by one or more firms, or through a combination of such methods. See "Plan of Distribution." If any agents of the Company or any underwriters or dealers are involved in the sale of the Offered Debt Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.



           THE DATE OF THIS PROSPECTUS IS                      , 1996

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 75 Park Place, 14th Floor, New York. New York 10007; Chicago Regional Office, John C. Kluczyski Building, Room 3190, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such materials can be obtained from the Public Reference Branch of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other infor mation at http://www.sec.gov. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Company's common stock is listed.

       This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Debt Securities offered hereby. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to such document filed as a part of the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by the Company with the Commission are incorporated in and made a part of this Prospectus by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1995, which incorporates by reference certain portions of the Company's 1995 Annual Report to Shareowners.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended October 29, 1995, January 28, 1996 and April 28, 1996, respectively.

         3.  The Company's Current Report on Form 8-K dated September 3, 1996.

         4.  The Company's Current Report on Form 8-K dated September 5, 1996.

       All documents filed by the Company with the Commission pursuant to
Section 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained (i) in any subsequently filed document deemed to be incorporated herein or (ii) in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Registration Statement or this Prospectus, except as so modified or superseded.

       The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents incorporated into this Prospectus). Requests for such copies should be directed to the Corporate Secretary, Campbell Soup Company, Campbell Place, Camden, New Jersey 08103-1799 (telephone: (609) 342-6122).


                                  THE COMPANY

       The Company is a leading global manufacturer and marketer of high quality, branded convenience food products. The Company is a New Jersey corporation organized on November 23, 1922; however, through predecessor organizations, its beginnings in the food business can be traced back to 1869. The principal executive offices of the Company are at Campbell Place, Camden, New Jersey 08103-1799.

       The Company markets its products in the United States under the brand names: Campbell's, Pepperidge Farm, Godiva, Vlasic, Swanson, Pace, V8, Franco-American, Prego, SpaghettiOs, Marie's, Open Pit, Healthy Request, Home Cookin', Creative Chef, Goldfish, Hungry-Man, Mac & More, Lunch and More, Great Starts, and others. Significant trademarks used extensively outside the United States include: Delacre, Arnott's, Swift, Habitant, Lacroix, Fray Bentos, Homepride, Kohi, Target, Plate, Ace, La Patrona, Rowats, SONA, Royal Mail, Tubble Gum, Roll up, Beeck, Kattus, Probare, Devos-Lemmens, Imperial, Lutti, Leo, Kimball, Cheong Chan and others.

       The products sold by the Company under these brands include heat processed foods such as soups, juices, gravies, pasta, meat and vegetables; frozen foods such as dinners, breakfasts, entrees, garlic breads and rolls, sandwiches, meat pies, pastries and cakes; pickles, peppers and relishes; fresh bread and rolls; croutons and stuffing; cookies, crackers and snacks; dry soups; refrigerated foods such as salads, antipasto, salad dressings, dips, sauces, desserts and entrees; vinegar, vegetable oils, mayonnaise and mustard; dessert mixes; sauces, including salsa, picante, pasta and barbecue; nuts; pates; chocolates and other confectionary items; bubble gum; fish; poultry; and fresh mushrooms.

                                USE OF PROCEEDS

       Except as may be set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sales of the Debt Securities to repay short-term debt, including short-term debt borrowed to fund purchases of common stock of the Company under the Company's stock repurchase program, to reduce or retire from time to time other indebtedness, and for other general corporate purposes including use of funds for possible acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

       The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods shown:

      NINE
     MONTHS
      ENDED                        FISCAL YEAR ENDED
    --------   ---------------------------------------------------------
     4/28/96         7/30/95   7/31/94    8/1/93    8/2/92    7/28/91

       8.7             8.4      10.4        5.3      6.4        5.1

       The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings include earnings before equity in earnings of affiliates and minority interests and taxes on earnings and fixed charges. Fixed charges include interest and amortization of debt expenses and the estimated interest component of rentals. In the fiscal year ended 1993, the Company recorded a divestiture and restructuring charge of $353.0 million. Excluding the effect of such charge, the ratio of earnings to fixed charges for the fiscal year ended 1993 would have been 8.3.

                        DESCRIPTION OF DEBT SECURITIES

       Unless otherwise indicated in an accompanying Prospectus Supplement, the Debt Securities will be issued under an Indenture (the "Indenture"), between the Company and Bankers Trust Company, as Trustee, the form of which has been filed as an exhibit to the registration statement of which this Prospectus forms a part. The following summary of certain general provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture.

GENERAL

       The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time. The Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

       Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of the Offered Debt Securities: (i) the designation, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate per annum, if any, at which the Offered Debt Securities will bear interest; (v) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and, with respect to Offered Debt Securities in registered form, the regular record dates for such interest payment dates; (vi) any optional or mandatory sinking fund provisions; (vii) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or the Holder and any other terms and provisions of such optional or mandatory redemptions; (viii) the denominations in which any Offered Debt Securities of the series which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Offered Debt Securities of the series which are Bearer Securities will be issuable if other than denominations of $5,000; (ix) if other than the principal amount thereof, the portion of the principal amount of Offered Debt Securities of the series which will be payable upon declaration of acceleration of maturity thereof or provable in bankruptcy; (x) any Events of Default with respect to the Offered Debt Securities of the series, if not set forth in the Indenture; (xi) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities of the series will be payable (if other than the currency of the United States of America), which unless otherwise specified will be the currency of the United States of America as at the time of payment which is the legal tender for payment of public or private debts; (xii) if the principal of (and premium, if any), or interest, if any, on the Offered Debt Securities of the series is to be payable, at the election of the Company or any Holder thereof, in a coin or currency other than that in which the Offered Debt Securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; (xiii) if such Offered Debt Securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America; (xiv) if the amount of payments of principal of (and premium if any), or portions thereof, or interest, if any, on the Offered Debt Securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined; (xv) whether the Offered Debt Securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of any Offered Debt Securities issuable in bearer form and whether, and, if so, the terms upon which, any Offered Debt Securities in bearer form will be exchangeable for Offered Debt Securities in registered form; (xvi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the method of transferring beneficial interest in such Global Security or Global Securities; (xvii) whether the Debt Securities of any series shall be issued upon original issuance in whole or in part in the form of one or more Book-Entry Securities; (xviii) the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and certain conditions thereto; (xix) with respect to the Offered Debt Securities of the series, any deletions from, modifications of or additions to the Events of Default or any covenants, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture; and (xx) any U.S. Federal income tax consequences applicable to the Offered Debt Securities.

       Debt Securities of a series may be issued in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both as specified in the terms of the series, may be issued in whole or in part in the form of one or more global securities ("Global Securities") and may be issued as Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company, or another depository (the "Depository") named by the Company and identified in a Prospectus Supplement with respect to such series. The Prospectus Supplement will specify whether the Offered Debt Securities will be registered, bearer, global and/or Book-Entry form.

       So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes. Except in certain circumstances, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof.

       Unless the Prospectus Supplement relating thereto specifies otherwise, Debt Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000. The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign or composite currency will specify the denomination thereof.

       At the option of the Holder and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series will be exchangeable into an equal aggregate principal amount of Registered Securities or, in the case of global Bearer Securities, Registered Securities or Bearer Securities of the same series (with the same interest rate and maturity date). Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Registered Securities of any series will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) of different authorized denominations. Registered Securities may not be exchanged for Bearer Securities.

       A Book-Entry Security may not be registered for transfer or exchange (other than as a whole by the Depository to a nominee or by such nominee to such Depository) unless (i) the Depository or such nominee notifies the Company that it is unwilling or unable to continue as Depository, (ii) the Depository ceases to be qualified as required by the Indenture, (iii) the Company instructs the Trustee in accordance with the Indenture that such Book-Entry Securities shall be so registrable and exchangeable, (iv) there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the Debt Securities evidenced by such Book-Entry Securities or (v) there shall exist such other circumstances, if any, as may be specified in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Unless otherwise indicated in the Prospectus Supplement relating thereto, principal (and premium, if any) will be payable and Registered Securities will be transferable at the corporate trust office of the Trustee or such other paying agent as the Company may appoint from time to time, as specified in the applicable Prospectus Supplement. Unless other arrangements are made, interest, if any, will be paid by checks mailed to the Holders of Registered Securities at their registered addresses. Payment with respect to Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. To the extent set forth in the Prospectus Supplement relating thereto, any Bearer Securities and the coupons appertaining thereto will be payable against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as the Company may appoint from time to time.

       One or more series of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. U.S. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

       Under the Indenture, the Company will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued.

CERTAIN COVENANTS

       RESTRICTIONS ON SECURED DEBT

       If the Company or any Restricted Subsidiary shall incur or guarantee any evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure all series of the Offered Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 10% of Consolidated Net Assets.

       The above restriction will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary, (c) Mortgages in favor of governmental bodies to secure progress, advance or other payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within specified time limits, (e) Mortgages securing industrial revenue or pollution control bonds, (f) mechanics and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (g) Mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition in the transaction of business or exercise of any privilege, franchise or license, (h) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith, (i) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith and
(j) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (i) inclusive.

       RESTRICTIONS ON SALES AND LEASEBACKS

       Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above) would not exceed 10% of Consolidated Net Assets.

       This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of five years, (b) the sale or transfer of the Principal Property is made within a specified period after its acquisition or construction, (c) the lease secures or relates to industrial revenue or pollution control bonds, (d) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or (e) the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased or (ii) the fair market value of the Principal Property leased. In lieu of applying proceeds to the retirement of Funded Debt, debentures or notes (including the Debt Securities) of the Company or a Restricted Subsidiary may be surrendered to the applicable trustee for cancellation at a value equal to the then applicable optional redemption price thereof or the Company or a Restricted Subsidiary may credit the principal amount of Funded Debt voluntarily retired within 180 days after such sale.

       Unless otherwise indicated in a Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders.

       CERTAIN DEFINITIONS

       "Attributable Debt" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

       "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

       "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower and
(ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized).

       "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the

Company as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns a Principal Property, but does not include a Subsidiary of the Company engaged primarily in the development and sale or financing of real property.

MERGER AND CONSOLIDATION

     The Company covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the successor Person is the Company or another Person that assumes the Company's obligations on the Debt Securities and under the Indenture and, after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture.

EVENTS OF DEFAULT

     The Indenture defines "Events of Default" with respect to the Debt Securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal (or premium, if any) on that series when due; (iii) default in the performance of any other covenant with respect to the Debt Securities of that series or in the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series) continued for 90 days after notice;
(iv) certain events of bankruptcy, insolvency or reorganization; and (v) any other Event of Default provided with respect to Debt Securities of that series. The Indenture contains no Events of Default or other provisions which specifically afford holders of the Debt Securities protection in the event of a highly leveraged transaction.

     If an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, either the Trustee or the Holders of at least 25% in principal amount of the Debt Securities of that series then outstanding may declare the principal (or such portion thereof as may be specified in the Prospectus Supplement relating to such series) of the Debt Securities of such series and the accrued interest thereon, if any, to be due and payable. The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to a Responsible Officer of the Trustee, give the Holders of Debt Securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the Holders of Debt Securities. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Debt Securities of that series then outstanding, by written notice to the Company and the Trustee, may, in certain circumstances, rescind and annul such declaration.

     The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

     The Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults with respect thereto. The Indenture will provide that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they first shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

MODIFICATION OF THE INDENTURE AND WAIVER

     The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the Holders to: (a) evidence the assumption by a successor corporation of the obligations of the Company, (b) add covenants for the protection of the Holders of Debt Securities, (c) add any additional Events of Default, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the form or terms of Debt Securities of any series, (f) secure the Securities and related coupons, if any, and (g) evidence the acceptance of appointment by a successor trustee.

     With certain exceptions, the Indenture may be modified or amended with the consent of the Holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each Debt Security affected, which would, among other things, (i) reduce the principal amount of or the interest on any Debt Security, change the stated maturity of the principal of, or any installment of interest on, any Debt Security or the other terms of payment thereof, (ii) reduce the above-stated percentage of Debt Securities, the consent of the Holders of which is required to modify or amend the Indenture, or the percentage of Debt Securities of any series, the consent of the Holders of which is required to waive certain past defaults or (iii) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.2 of the Indenture.

     The Holders of at least a majority in principal amount of the Debt Securities of each series outstanding may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture, unless a greater percentage of such principal amount is specified in the applicable Prospectus Supplement. The Holders of not less than a majority in principal amount of the Debt Securities of each series outstanding may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture, except a default (a) in the payment of principal of (and premium, if any) or any interest on any Debt Security of such series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Debt Security of such series outstanding affected.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company may specify that, with respect to the Debt Securities of a certain series, it will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. If so specified with respect to the Debt Securities of a series, such a trust may only be established if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, if so specified with respect to a series of Debt Securities, such establishment of such a trust may be conditioned on the delivery by the Company to the Trustee of an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to Holders of such Debt Securities. The designation of such provisions, U.S.Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

CONCERNING THE TRUSTEE

     Bankers Trust Company is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar with regard to the Debt Securities.

     The Trustee acts as fiscal agent for the Company for several debt offerings inside the United States and performs other services for the Company in the normal course of its business.


                             PLAN OF DISTRIBUTION

GENERAL

     The Company may sell Offered Debt Securities (i) to or through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the 1933 Act. The Prospectus Supplement relating to the Offered Debt Securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

     If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Offered Debt Securities may be entitled to indemnification or contribution by the Company against certain liabilities, including liabilities under the 1933 Act.

     The specific terms and manner of sale of Offered Debt Securities will be set forth or summarized in the Prospectus Supplement.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to acceptance by the Company. The obligations of any purchaser under any such contracts will be subject to the condition that the purchase of Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Each series of Offered Debt Securities will be a new issue with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Debt Securities.


                                 LEGAL OPINIONS

     The validity of the Offered Debt Securities will be passed upon for the Company by John M. Coleman, Senior Vice President-Law and Public Affairs of the Company, and for the underwriters, dealers or agents, if any, by counsel to be specified in the Prospectus Supplement. Mr. Coleman owns beneficially approximately 12,797 shares of the Company's common stock. He holds options to purchase 69,850 additional shares of the Company's common stock that were granted to Mr. Coleman pursuant to the Company's 1984 Long-Term Incentive Plan and he holds options to purchase 59,025 additional shares of the Company's common stock granted to him pursuant to the Company's 1994 Long-Term Incentive Plan.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Campbell Soup Company for the fiscal year ended July 30, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Pace Foods, Ltd. for the year ended December 31, 1994, appearing in the Campbell Soup Company Current Report on Form 8-K dated September 3, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR ANY RELATED PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER OF THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE RESPECTIVE DATES HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                               _________________


                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information..................................................     2
Incorporation of Certain Documents by
 Reference.............................................................     2
The Company............................................................     3
Use of Proceeds........................................................     3
Ratio of Earnings to Fixed Charges.....................................     3
Description of Debt Securities.........................................     4
Plan of Distribution...................................................    10
Legal Opinions.........................................................    11
Experts................................................................    11

================================================================================

                             [CAMPBELL SOUP LOGO]


                               DEBT SECURITIES


                               ________________

                                  PROSPECTUS

                               ________________




                                    , 1996

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions are as follows. Except for the SEC registration fee, all expenses are estimated. All of such expenses will be borne by the Registrant.

          SEC registration fee.............................  $  344,828
          Accounting fees and expenses.....................      75,000
          Legal fees and expenses..........................     150,000
          Printing and engraving costs.....................     150,000
          Fees and expenses of Trustee.....................      15,000
          Blue Sky and Legal Investment fees and expenses..      20,000
          Rating agencies' fees............................     545,000
          Miscellaneous....................................      10,000
                                                             ----------
          Total............................................  $1,309,828
                                                             ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 3-5 of the New Jersey Business Corporation Act sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacity as such. The Registrant's By-Laws provide for the indemnification of directors and officers of the Registrant against liabilities arising by reason of being a director or officer of the Registrant, including liabilities arising under the Securities Act of 1933.

          The directors and officers of the Registrant and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act of 1933, under liability insurance policies carried by the Registrant.

ITEM 16.  EXHIBITS.

          1.     Form of Underwriting Agreement.
          4(a). Form of Indenture, between the Registrant and Bankers Trust Company, as Trustee.
          4(b).  Form of Security, included in Exhibit 4(a).
          5. Opinion and consent of John M. Coleman, Senior Vice President-Law and Public Affairs of the Registrant.
          12.    Computation of Ratio of Earnings to Fixed Charges.
          23(a). Consent of Price Waterhouse LLP.
          23(b)  Consent of Ernst & Young LLP.
          23(c). Consent of John M. Coleman, included in Exhibit 5.
          24.    Powers of Attorney.
          25. Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 (bound separately).

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CAMDEN, STATE OF NEW JERSEY, ON THE 6TH OF SEPTEMBER, 1996.

                                       CAMPBELL SOUP COMPANY
                                           (Registrant)


                                       By: /s/ Basil L. Andersen
                                           --------------------------------
                                           Basil L. Andersen
                                           Senior Vice President-Finance,
                                           Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                                       DATE
     ---------                          -----                                       ----
        *                     Chairman, President and Chief                  September 6, 1996
- ----------------------
David W. Johnson              Executive Officer and Director
                              (Principal Executive Officer)


        *                               Director                             September 6, 1996
- ----------------------
Alva A. App

        *                               Director                             September 6, 1996
- ----------------------
Edmund M. Carpenter

        *                               Director                             September 6, 1996
- ----------------------
Bennett Dorrance


        *                               Director                             September 6, 1996
- ----------------------
Thomas W. Field, Jr.


        *                               Director                             September 6, 1996
- ----------------------
Kent B. Foster


                                        Director                             September 6, 1996
______________________
David K.P. Li


        *                               Director                             September 6, 1996
- ----------------------
Philip E. Lippincott


        *                               Director                             September 6, 1996
- ----------------------
Mary Alice Malone


        *                               Director                             September 6, 1996
- ----------------------
Charles H. Mott

      Signature                         Title                                      Date
      ---------                         -----                                      ----
                                        Director                             September 6, 1996
___________________________
Ralph A. Pfeiffer, Jr.


        *                               Director                             September 6, 1996
- ---------------------------
George M. Sherman

        *                               Director                             September 6, 1996
- ---------------------------
Donald M. Stewart


        *                               Director                             September 6, 1996
- ---------------------------
George Strawbridge, Jr.


        *                               Director                             September 6, 1996
- ---------------------------
Robert J. Vlasic


        *                               Director                             September 6, 1996
- ---------------------------
Charlotte C. Weber


/s/ Basil L. Andersen           Senior Vice President-Finance,              September 6, 1996
- ---------------------------
Basil L. Andersen                Chief Financial Officer and
                                 Treasurer

/s/ Leo J. Greaney               Vice President-Controller                   September 6, 1996
- ----------------------------
Leo J. Greaney                   (Principal Accounting Officer)





*By: /s/ John J. Furey
     -----------------
     John J. Furey,
     Corporate Secretary and
     Corporate Counsel,
     as Attorney-in-Fact